UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2017

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Charles W. Rayfield appointed Chief Financial Officer
On August 14, 2017, Knoll, Inc. (the "Company") announced that Charles W. Rayfield was promoted to Senior Vice President and Chief Financial Officer, effective immediately. Mr. Rayfield will report to the Company's President and Chief Executive Officer, Andrew B. Cogan. Mr. Rayfield will serve as the Company's principal financial officer for purposes of filings under the Securities Exchange Act of 1934, as amended.
Mr. Rayfield, age 37, has served as the Company's Vice President of Finance and Corporate Controller since November 2015. Prior to that, Mr. Rayfield served as the Vice President, Corporate Controller of The Providence Service Corporation from September 2013 to November 2015 and as the Corporate Controller of BioTelemetry, Inc., from 2008 to 2013.
In connection with his employment, Mr. Rayfield entered into a letter agreement with the Company. Under the agreement, Mr. Rayfield will receive an annual base salary of $300,000 and will be eligible to participate in the Company's annual incentive compensation program. Under the incentive compensation program, Mr. Rayfield will have a 2017 target bonus opportunity of $300,000, with $73,920 guaranteed for 2017. Mr. Rayfield also will receive 5,000 time-vesting restricted shares and 5,000 restricted stock units.
On August 14, 2017, the Company issued a press release announcing the appointment of Mr. Rayfield as the Company's Chief Financial Officer. For additional information regarding Mr. Rayfield, please see the press release which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Daniel W. Dienst joins Knoll Board of Directors
On August 9, 2017, the Board of Directors of the Company voted to increase the size of the Company's Board of Directors from ten members to eleven members and appointed Daniel W. Dienst to serve as director of the Company, effective August 10, 2017. Mr. Dienst will serve as a Class II director until the Company's Annual Meeting of Stockholders to be held during 2018.
As a non-employee director, Mr. Dienst is entitled to participate in the Knoll, Inc. Non-Employee Director Compensation Plan, pursuant to which he will receive an annual fee of $50,000 and an annual grant of restricted shares with a fair market value of $70,000, to be granted on the third trading day after the public release of annual financial results.
On August 9, 2017, the Company issued a press release announcing the appointment of Mr. Dienst to the Company's Board of Directors. For additional information regarding Mr. Dienst, please see the press release which is attached to this Current Report on Form 8-K as Exhibit 99.2.
Item 9.01.    Financial Statements and Exhibits
Exhibit 10.1 - Letter Agreement
Exhibit 99.1 - Press Release, dated August 14, 2017.
Exhibit 99.2 - Press Release, dated August 9, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: August 14, 2017	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Letter Agreement
EX-99.1	Press Release, dated August 14, 2017
EX-99.2	Press Release, dated August 9, 2017